                                                                   EXHIBIT 10(g)


                             AMENDED AND RESTATED
                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This Amended and Restated Employment and Non-Competition Agreement (the "Agreement") is made effective January 2, 2001, between American Dental Partners, Inc., a Delaware corporation (the "Company"), and Gregory A. Serrao (the "Executive").

                            Background Information
                            ----------------------

     The Company and the Executive (the "Parties") are the parties to an Employment and Non-Competition Agreement dated January 8, 1996 (the "Original Agreement"). The initial term of the Original Agreement expires on January 8, 2001, but the Original Agreement provides that it is to be renewed on an annual basis thereafter. The Parties desire to modify the Original Agreement to eliminate provisions which are no longer applicable, modify other provisions to reflect the current factual circumstances, simplify the term and termination provisions, provide enhanced severance to the Executive under certain circumstances, and make other minor modifications and clarifications, while retaining much of the substance of the Original Agreement. For purposes of convenience, the Parties are entering into this Agreement to amend and restate the Original Agreement in its entirety.

                            Statement of Agreement
                            ----------------------

     The Parties hereby acknowledge the foregoing Background Information and agree as follows:

     Section 1. Employment. The Parties hereby continue the employment of the
                ----------
Executive with the Company as its Chairman of the Board, Chief Executive Officer, and President, under and subject to the terms and conditions set forth in this Agreement.

     Section 2. Term. The term of the Executive's employment under this
                ----
Agreement shall begin on the date hereof and shall continue until terminated pursuant to Section 7 of this Agreement (the "Term").

     Section 3. Duties. The Executive shall serve as the Chairman of the Board,
                ------
Chief Executive Officer, and President of the Company, reporting only to the Board of Directors of the Company (the "Board"). As the holder of such offices, the Executive shall have the responsibility and broad authority to manage and direct the affairs and operations of the Company, subject only to the reasonable authority and control of the Board and such reasonable guidelines and policies as the Board may from time to time approve. Such responsibility and authority shall include, without limitation, recruiting, hiring, and firing senior management personnel, consultants, accountants, attorneys, and other professionals and agents of the Company, establishing the terms and conditions of their employment or retainer, establishing operating strategies, policies, and objectives of the Company, identifying and negotiating with (on behalf of the Company) appropriate acquisition candidates and performing such additional duties, consistent with the foregoing, as the Board may reasonably assign to the Executive from time to time. The Executive hereby agrees to devote his full business time and best efforts to the performance of such duties and to the promotion and forwarding of the business and affairs of the Company during the Term; provided that the Executive shall be entitled (i) to devote time to professional activities, including without limitation attendance at business and trade conventions and meetings of other professional associations, (ii) to devote time and attention to his personal investments, and (iii) to take periodic vacations and sick leaves as may be provided generally to the Company's executive personnel or provided in this Agreement, in each case so long as such other matters do not interfere materially with the performance of the Executive's duties and obligations hereunder.

     Section 4. Salary Compensation. In consideration of the services rendered
                -------------------
by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the initial annualized rate of Three Hundred Thousand Dollars ($300,000). The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried executive employees, and the Board shall review on an annual basis the Base Salary from time to time in its sole discretion; provided, however, that in no event shall the Base Salary be reduced as the result of any such review or otherwise.

     Section 5. Bonus Compensation. The Company shall continue to pay annual
                ------------------
bonuses to the Executive pursuant to a bonus plan (the "Bonus Plan") under which the Executive shall be entitled to earn a bonus each year in an amount equal to a percentage, up to sixty percent (60%), of his Base Salary for that year, with the final amount determined based upon the extent of achievement of the Bonus Plan objectives approved by the Board relating to the Executive for that year. The Executive shall prepare proposed Bonus Plan objectives for himself each year and submit those to the Board for its approval, which approval shall not be unreasonably withheld or delayed. Each bonus payable to the Executive under the Bonus Plan shall be paid not later than the first to occur of (i) ten days after receipt of financial statements for the applicable fiscal year or (ii) the date which is 100 days after the end of such fiscal year.

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     Section 6. Benefits. In addition to the compensation detailed in Sections 4
                --------
and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

     Section 6.01. Paid Vacation. The Executive shall be entitled to four (4)
                   -------------
weeks paid vacation per calendar year, such vacation to extend for such periods and to be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder. The Executive shall also be entitled to such paid holidays and other time off as may be provided to the Company's executive personnel.

     Section 6.02. Insurance Coverage. The Executive shall be entitled to
                   ------------------
continue his participation during the Term in the Company's group health, life and disability insurance plans for its executive employees, as such plans currently exist or are hereafter modified by the Board from time to time as recommended by the Executive for the Board's approval, which approval shall not be unreasonably withheld or delayed.

     Section 6.03. Reimbursement of Expenses. The Company shall reimburse the
                   -------------------------
Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder, including without limitation those incurred prior to the execution of this Agreement or commencement of the Term. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

     Section 6.04. Options. As additional consideration in connection with the
                   -------
execution of this Agreement, the Company has granted to the Executive an option (the "Option") to purchase 75,000 shares of the common stock, par value $.01 per share, of the Company (the "Shares") pursuant to the Company's Amended and Restated 1996 Stock Option Plan, as amended (the "Plan"). The Option shall vest over four years, with 25% of the Shares subject to the Option vesting on each of the first four anniversaries of the grant date, and is evidenced by a stock option agreement in the form most recently approved by the Compensation Committee of the Board for use under the Plan. The Option is intended to be in addition to all stock options granted to the Executive prior to the Option and any stock options hereafter granted by the Company to the Executive under the Plan or otherwise.

     Section 6.05. Indemnification. The Company shall indemnify the Executive,
                   ---------------
to the fullest extent permitted under applicable law, against any and all liabilities, claims, judgments, fines, expenses (including without limitation reasonable attorney's fees and court costs), and amounts paid in settlement (collectively "Claims") incurred by the Executive in connection with any threatened, pending or completed action, suit, claim, or proceeding (whether civil, criminal, administrative or investigative, and including without limitation any actions by or in the right of the Company) to which the Executive is, was, or at any time becomes a party, or is threatened to be made a party as a result, directly or indirectly, of serving as a director, officer, employee, or agent of the Company or at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, trust, or other enterprise or entity; provided, however, that the Executive shall not be entitled to indemnification with respect to any claim to the extent that such Claim is attributable to the Executive's gross negligence or willful misconduct. Such indemnification shall include, without limitation, to the fullest extent permitted by applicable law, payment as incurred of related expenses and costs upon receipt by the Company of an undertaking from the Executive to the effect that he will repay all such payments if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification. The rights of the Executive under this section shall be in addition to any other rights to indemnification which the Executive may have under the organizational documents of the Company or applicable law.

     Section 6.06. Other Benefits. The Executive shall be entitled to
                   --------------
participate in all other benefit programs made available to senior executives of the Company and such other benefits as may be agreed upon by the Parties from time to time. The Executive's benefits and perquisites under this Agreement shall be reviewed by the Board not less often than annually for appropriate increases, if any, and shall not be decreased during the Term without the Executive's consent; provided that the Company may replace a benefit with another benefit of equivalent value.

     Section 7. Termination. This Agreement shall be terminated as follows:
                -----------

     Section 7.01. Death. This Agreement shall terminate upon the death of the
                   -----
Executive, except that the compensation provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.

     Section 7.02. Permanent Disability. In the event of any physical or mental
                   --------------------
disability of the Executive rendering the Executive unable to perform his duties hereunder for a period of at least one hundred twenty (120) consecutive days or one hundred eighty (180) days within any three hundred and sixty (360) consecutive days, the Company may terminate this Agreement upon notice to the Executive following the end of such period. Any determination of disability shall be made by a qualified independent physician or physicians selected by the Board, the fees and expenses of which will be paid by the Company. The failure of the Executive to submit to a reasonable examination by such physician or physicians, at a reasonable time and location and following reasonable notice, shall serve to bar the Executive from objecting to any determination of disability by the Board.

     Section 7.03. By The Company For Cause. This Agreement may be terminated by
                   ------------------------
the Company for Cause (as defined below) at any time effective upon written notice to the Executive, subject to the following provisions of this section. The Company shall provide the Executive with at least ten (10 ) days' prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. If the Company elects to terminate the Executive's employment under this Agreement for Cause, then Cause must be determined to exist by the Board by the adoption by the affirmative vote of not less than a majority of the entire membership of the Board (which majority for purposes of this Section must include at least a majority of the Directors who are not employees of the Company or any of its subsidiaries or affiliated dental groups) of one or more resolutions containing a finding that the Executive was guilty of the conduct constituting Cause and specifying such conduct, a copy of which resolution shall be furnished to the Executive along with the notice of termination of his employment for Cause. For purposes hereof the term "Cause" shall mean only any one or more of the following has occurred:

          (a) The Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony;
               ---------------

          (b) The Executive shall have willfully failed or refused to perform his duties hereunder in carrying out the lawful and reasonable directives of the Board which are consistent with this Agreement and such willful failure or refusal shall have continued for a period of fifteen (15) days following written notice from the Board specifying such willful failure or refusal in reasonable detail;

          (c) The Executive shall have breached any provision of Section 9 hereof which shall have resulted in a material and adverse effect on the business or financial condition of the Company;

          (d) The Executive shall have breached any provision of Section 10 hereof and such breach shall have continued for a period of ten (10) days following written notice from the Board specifying such breach in reasonable detail; or

          (e) The Executive shall have committed any (i) fraud or embezzlement, or (ii) any other act of dishonesty against the Company which has a material and adverse effect on the Company.

     Section 7.04. By the Company without Cause. The Company may terminate this
                   ----------------------------
Agreement at any time without Cause effective upon not less than 90 days' prior written notice to the Executive.

     Section 7.05. By the Executive Without Good Reason. The Executive may
                   ------------------------------------
terminate this Agreement at any time without Good Reason (as defined below) effective upon at least ninety (90) days' prior written notice to the Company.

     Section 7.06. By the Executive for Good Reason. The Executive may terminate
                   --------------------------------
this Agreement at any time upon written notice to the Company for "Good Reason", which term shall mean only one or more of the following:

          (a) The Company shall have failed to provide the Executive with the compensation payable hereunder or shall have reduced such compensation payable hereunder, or shall have materially reduced the other benefits to which the Executive is entitled hereunder, and such failure shall have continued for fifteen (15) days after notice from the Executive to the Board of Directors, specifying such failure or reduction in reasonable detail;

          (b) The Company shall have (i) effected any material diminution or reduction in the Executive's responsibilities, authority, title or position with respect to his employment by the Company or (ii) assigned to the Executive responsibilities or duties inconsistent with his position as Chairman of the Board, Chief Executive Officer, and President or this Agreement, and such diminution, reduction or assignment shall have continued for ten (10) days after notice from the Executive to the Board, specifying such diminution, reduction or assignment in reasonable detail;

          (c) The Company shall have failed to fulfill any of its other obligations under this Agreement, and such failure shall have continued for thirty (30) days after notice thereof to the Board, specifying such failure in reasonable detail; or

          (d) A Change of Control (as herein defined) shall have occurred; provided, however, that if in connection with such Change of Control the Executive shall be afforded the opportunity to continue in his positions as Chairman of the Board, Chief Executive Officer, and President of the surviving corporation, with responsibilities, authority, Base Salary, bonus, and other benefits and terms no less favorable to the Executive than those enjoyed by the Executive prior to the transaction which resulted in such Change of Control (provided that while the Executive may exercise any rights

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     which he may have under options granted pursuant to the Initial Option
     Plan, he shall not be entitled to receive new comparable option benefits following such Charge of Control), then the Executive's termination of this Agreement for Good Reason may not be effective earlier than the first anniversary of such Change of Control transaction. For purposes of this Agreement, a Change of Control shall occur if, as a result of one or more transactions (other than public offerings of securities by the Company) a person or group of persons acting in concert, other than Summit Ventures IV, L.P. and the Executive and their respective affiliates, shall own collectively a majority of the voting securities of the Company or shall have the right to elect a majority of the Board.

     Section 8. Termination Payments and Benefits.
                ---------------------------------

     Section 8.01. Voluntary Termination; Termination For Cause; Death or
                   ------------------------------------------------------
Disability. Upon any termination of this Agreement: (a) voluntarily by the
----------
Executive without Good Reason as defined in Section 7.06; (b) by the Company for Cause pursuant to Section 7.03; (c) upon the death of the Executive as provided in Section 7.01; or (d) upon the disability of the Executive as defined in
Section 7.02, all payments, salary and other benefits hereunder shall cease at the effective date of termination, and the Executive shall be entitled to receive only (i) Base Salary accrued through the date of termination, or in the case of death, through the end of the month in which death occurs; (ii) reimbursement under Section 6.03 for expenses incurred through the date of termination; (iii) to the extent required under applicable law, continued participation, at the Executive's expense, in the health, disability, and other insurance benefit programs of the Company; and (iv) unless the termination is by the Company for Cause pursuant to Section 7.03 or by the Executive without Good Reason pursuant to Section 7.06, his pro rata share of any bonus which otherwise
                                     --- ----
would have been payable under Section 5 with respect to the year in which termination of employment occurs. The Executive's pro rata share of any such
                                                  --- -----
bonus shall be equal to the amount of any bonus payable with respect to such year times a fraction, the numerator of which is the number of days of such year during which the Executive was employed by the Company, and the denominator of which is 365. Any such pro rata bonus shall be paid at such time as such bonus would otherwise have been paid.

     Section 8.02. Termination Without Cause. In the event that this Agreement
                   -------------------------
is terminated by the Company without Cause (as defined in 7.03) the Executive shall receive as a termination settlement an amount equal to twelve (12) month's Base Salary at the level in effect at the effective date of termination (the "Termination Payment"). The Termination Payment shall be paid in twelve (12) consecutive equal monthly installments on the first business day of each month, commencing on the first such day of the month immediately following the month in which termination occurs. The Executive shall also continue to receive during such twelve (12) month period, at the Company's cost, health, disability, and other insurance benefits of the type required under Section 6.02. In addition, the Executive shall be entitled to receive (i) Base Salary accrued through the date of termination; (ii) reimbursement under Section 6.03 for expenses incurred through the date of termination; (iii) to the extent required under applicable law, continued participation, at the Executive's expense, in the health, disability, and other insurance benefit programs of the Company after the 12-month continuation period described in the preceding sentence; and (iv) his pro
                                                                            ---
rata share of any bonus which otherwise would have been payable under Section 5
-----
with respect to the year in which termination of employment occurs, calculated and paid in the manner described in Section 8.01.

     Section 8.03  Termination for Good Reason. In the event that this
                   ---------------------------
Agreement is terminated by the Executive for Good Reason (as defined in Section 7.06), the Executive shall receive as a termination settlement: (a) the Termination Payment and other payments and benefits described in Section 8.02, above, other than the pro rata share of a bonus as described in clause (iv) of that section; plus (b) payment of an amount equal to the full amount of the bonus that otherwise could have been payable to the Executive under Section 5 of this Agreement for the year of termination, which amount shall be paid in twelve
(12) consecutive equal monthly installments payable at the same time as the Termination Payment installments.

     Section 8.04. No Other Benefits. Except as specifically provided in
                   -----------------
Sections 8.01, 8.02, and 8.03; the Executive shall not be entitled to any compensation, severance or other benefits from the Company or any of its subsidiaries or affiliates upon the termination of this Agreement for any reason whatsoever, and the Executive agrees that he will accept such payments in full and complete satisfaction of any obligations owed to him hereunder.

     Section 8.05. Survival. Notwithstanding any other provisions of this
                   --------
Agreement to the contrary, the termination of this Agreement shall not relieve either party of any liabilities or obligations existing at or arising as a result of the termination or any breach of this Agreement Without limiting the preceding sentence, the provisions of Sections 8.01, 8.02, 8.03, and 9 through 16, inclusive, shall survive the termination of this Agreement.

     Section 9. Proprietary Information: Inventions in the Field.
                ------------------------------------------------

     Section 9.01. Proprietary Information. In the course of his service to the
                   -----------------------
Company, the Executive will have access to confidential strategic or technical data, marketing research data, sources of supply and trade secrets, which are confidential and proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether

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conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours (if conceived or developed within the scope of the Executive's employment). Proprietary Information shall not include any data or information which: (a) is now or hereafter in the public domain, provided the same are not in the public domain, as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement, (b) is in the Executive's possession prior to its disclosure to him as an employee of the Company, or (c) is lawfully acquired by the Executive from a third party.

     Section 9.02. Non-Use and Non-Disclosure. The Executive shall not during
                   --------------------------
the Term or at any time thereafter (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or its Subsidiaries or affiliates or authorized employees thereof at tile time of such disclosure, or such other persons to whom the Executive has been specifically instructed or permitted to make disclosure by the Board or its authorized representative or
(b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which contain Proprietary Information which are then in his possession or reasonable control and shall destroy any and all copies and summaries thereof. Notwithstanding the foregoing, the Executive may make disclosure (i) to the extent required by law, as reasonably determined by the Executive or his legal counsel, and (ii) on a confidential basis to the Executive's lawyers, accountants, and other professional advisors.

     Section 10. Restrictions on Activities of the Executive.
                 -------------------------------------------

     Section 10.01. Acknowledgments. The Executive agrees that he is being
                    ---------------
employed hereunder in a key executive capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace will depend upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the 'Company under certain circumstances as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

     Section 10.02. General Restrictions.
                    --------------------

          (a) During the Term and, if applicable, for the Non-Competition Period (as defined below), the Executive will not anywhere in the United States engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below). For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it relates to the acquisition, ownership, operation or management of dental practices or any one or more of the related specialty practices of orthodontics, periodontics, endodontics, pedodontics or oral surgery. Notwithstanding the foregoing, the Executive may own, directly or indirectly, less than 1% of the capital stock of any public corporation.

          (b) For purposes of this Agreement, the "Non-Competition Period" shall mean the period of twelve (12) consecutive months after the Executive's employment terminates for any reason; provided, however, that in the event of termination under Section 7.02, there shall be no Non-Competition Period; and provided further that in the event the Company terminates the Executive other than for Cause pursuant to Section 7.03, or the Executive terminates his employment for Good Reason pursuant to Section 7.06, then the Executive shall be bound by the provisions of this Section 10 only if the Company pays the compensation and provides the benefits required under Section 8.02 or Section 8.03, whichever is applicable.

     Section 10.03. Employees Customers and Suppliers. During the Term and, if
                    ---------------------------------
applicable, the Non-Competition Period, the Executive will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to divert from the Company or any of its affiliates or subsidiaries any of their customers or suppliers, of whose names he was aware during the term of his employment with the Company; provided, however, that nothing in this Section 10.03 shall be deemed to prohibit the Executive from calling upon or soliciting a customer or supplier during the Non-Competition Period if such action relates solely to a business which is not Competitive with the Company.

     Section 10.04. Termination of Restrictions. Notwithstanding the foregoing,
                    ---------------------------
any restrictions under Sections 10.02 and 10.03 which are applicable during the Non-Competition Period (if applicable) shall terminate automatically, without terminating or modifying any obligations of the Company, if the Company fails to make any payment, or fails to perform any of its other obligations, during the Non-Competition Period and such failure continues for 10 days after notice of such failure from the Executive.

     Section 10.05. Acknowledgment. THE EXECUTIVE REPRESENTS AND WARRANTS THAT
                    --------------
HE HAS READ CAREFULLY THE PROVISIONS OF THIS AGREEMENT AND HAS REVIEWED THE SAME WITH HIS COUNSEL, AND ACKNOWLEDGES THAT THE RESTRICTIONS CONTAINED IN SECTION 9 AND 10 HEREOF ARE REASONABLE IN BUSINESS AND GEOGRAPHIC SCOPE, ARE REASONABLE IN DURATION, AND ARE

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IMPORTANT TO THE PROTECTION OF THE COMPANY'S GOODWILL AND ITS COMPETITIVE
POSITION IN THE MARKETPLACE.

     Section 11. Remedies. It is specifically understood and agreed that any
                 --------
breach of the provisions of Section 9 or 10 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone may be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to seek the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages. All rights and remedies of each party under this Agreement are cumulative and in addition to all other rights and remedies which may be available to that party from time to time, whether under this Agreement, at law, in equity, or otherwise.

     Section 12. Effect On Original Agreement. This Agreement supersedes and
                 ----------------------------
replaces the Original Agreement in its entirety; provided that this Agreement shall not affect any compensation, rights, or benefits earned by the Executive prior to the date of this Agreement.

     Section 13. Severable Provisions. The provisions of this Agreement are
                 --------------------
severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof; the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

     Section 14. Notices. All notices hereunder, to be effective, shall be in
                 -------
writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

          If to the Company:      American Dental Partners, Inc.
                                  301 Edgewater Place, Suite 320
                                  Wakefield, MA 01880-1249
                                  Attn: Chief Administrative Officer

          If to the Executive:    Gregory A. Serrao
                                  c/o American Dental Partners, Inc.
                                  301 Edgewater Place, Suite 320
                                  Wakefield, MA 01880-1249

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 14.

     Section 15.  Miscellaneous.
                  -------------

     Section 15.01.  Modification. This Agreement constitutes the entire
                     ------------
Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

     Section 15.02. Assignment and Transfer. This Agreement shall not be
                    -----------------------
terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any successor in interest to either party. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive.

     Section 15.03. Captions. Captions herein have been inserted solely for
                    --------
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     Section 15.04. Expenses. The parties will bear their own costs and
                    --------
expenses incurred in connection with the negotiation and execution of this Agreement; provided that the Company will pay the reasonable fees and expenses, if any, through the date hereof of counsel for the Executive in connection with the negotiation, preparation and execution of this Agreement.

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     Section 16.05 Governing Law. This Agreement shall be construed under and
                   -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.


                                 AMERICAN DENTAL PARTNERS, INC.

/s/ Gregory A. Serrao                 /s/ Lee S. Feldman
----------------------------     By ----------------------------------------
Gregory A. Serrao                  Lee S. Feldman, Chief Administrative Officer
                                    and General Counsel

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